                                                                       Exhibit 3
                                CUSTODY AGREEMENT

                            RE: SALE OF COMMON SHARES
                                       OF
                               ACADIA REALTY TRUST


         THIS CUSTODY AGREEMENT (this "Agreement"), made as of the 19th day of March 2004, between Acadia Realty Trust, as Custodian (the "Custodian"), and The Yale University Retirement Plan for Staff Employees (the "Selling Shareholder"), provides:

         1. The Selling Shareholder is the owner of common shares of beneficial interest. $.001 par value (the "Common Shares") of Acadia Realty Trust, a self administered Maryland real estate investment trust (the "Company"), and proposes to sell 164,788 shares of Common Shares and, at the election of the Underwriters, up to an aggregate of 27,070 additional shares solely to cover over-allotments (collectively, the "Shares"), pursuant to an underwriting agreement in substantially the form attached to the Power of Attorney (defined below) to be entered into among the Company, Acadia Realty Limited Partnership, certain underwriters named therein (the "Underwriters"), the Selling Shareholder and the persons listed on Schedule A of the underwriting agreement (the "Underwriting Agreement"). The Selling Shareholder acknowledges and consents to changes to the form of Underwriting Agreement attached to the Power of Attorney, provided that such changes shall not materially and adversely affect the Selling Shareholder. Concurrently with the execution and delivery of this Agreement, the Selling Shareholder has executed a Power of Attorney to Kenneth F. Bernstein and Robert Masters, and each of them individually (the "Attorney-in-Fact"), authorizing the Attorney-in-Fact to sell the Shares pursuant to the Underwriting Agreement.

         2. The Selling Shareholder herewith delivers (i) to the Custodian for safekeeping the certificates listed on SCHEDULE I hereto and/or (ii) a copy of an executed DWAC Letter (as defined below), which collectively represent not less than the number of the Shares to be sold by the Selling Shareholder pursuant to the Underwriting Agreement. Each such certificate has been duly endorsed in blank or is accompanied by a separate form of assignment duly executed in blank, in either case with the signature of the holder of record guaranteed by a bank or trust company, or by a firm having membership on the New York Stock Exchange, in proper form to permit the transfer on the books of the Company of the Shares represented by such certificates. The foregoing are to be held by the Custodian pursuant to the provisions of this Agreement. With regard to any Shares held in book-entry form or "street-name" that will be used by the Selling Shareholder to fulfill the its obligations under the Underwriting Agreement, the Selling Shareholder shall execute and deliver a Deposit/Withdrawal at Custodian Letter ("DWAC Letter") in the form attached as
EXHIBIT 1 hereto to the transfer agent. Upon execution of the DWAC Letter by the transfer agent, the Shares subject to the DWAC Letter shall be deemed to be deposited with the Custodian and are to be held by the transfer agent as a subcustodian on behalf of the Custodian pursuant to the provisions of this Agreement and the Subcustodian Agreement between the Company and the transfer agent and all references herein to the Custodian shall be deemed to include the transfer agent, as subcustodian.

        3. The Selling Shareholder agrees that the Shares deposited under this Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder under this Agreement and under the Underwriting Agreement shall not be terminated by operation of law or by termination of authority of the Selling Shareholder, or by the death or incapacity, or liquidation or dissolution, as applicable, of the Selling Shareholder or by the occurrence of any other event not provided for in the Underwriting Agreement. If the Selling Shareholder should die or become incapacitated or be liquidated or dissolved or if any such other event should occur before the delivery of the Shares as provided in the Underwriting Agreement, certificates for the Shares to be sold shall be delivered by the Custodian in accordance with the terms and conditions of the Underwriting Agreement and this Agreement, as if such death, incapacity, liquidation, dissolution or other event had not occurred, regardless of whether the Custodian shall have received notice thereof.

         4. The Selling Shareholder hereby authorizes and directs the Custodian as follows:

           (a) The Custodian shall hold for safekeeping and deliver the certificates deposited with it hereunder pursuant to the terms of this Agreement and the Underwriting Agreement when so directed by the attorney-in-fact and make such other appropriate arrangements for safekeeping of such certificates;

           (b) At any time after receipt of the certificates deposited with it pursuant to this Agreement, the Custodian shall permit the Company's transfer agent to examine them, together with any related stock powers, certificates of qualification or other documents, so as to satisfy the transfer agent that the Custodian holds the Shares in deliverable and transferable form;

           (c) The Custodian shall continue to hold the initial certificates for the Shares, the stock powers, and other related documents referred to in subsection (b) of this Section 4 and, within the period required by Section 2 of the Underwriting Agreement and otherwise subject to the provisions of the Underwriting Agreement, shall cause to be issued new certificates for the Shares and deliver the certificates for the Shares and related papers, upon payment therefor in accordance with the pricing information shown on the cover page of the final Prospectus and the Underwriting Agreement, to such person or persons as the Custodian shall have been directed, in writing, to do by Citigroup Global Markets Inc., acting on behalf of the Underwriters, in accordance with the Underwriting Agreement;

           (d) The Custodian shall, on behalf of the Selling Shareholder, acknowledge receipt of the proceeds from the sale of the Shares and, if necessary or as contemplated by Section 5 below, deposit the proceeds attributable to the Shares in one or more special accounts or escrow arrangements or accounts; and

           (e) The Custodian shall promptly return to the Selling Shareholder new certificates for the unsold balance, if any, of the Shares covered by the accompanying certificates or direct the transfer agent, as subcustodian, to transfer to such Selling Shareholder's account at the broker-dealer from which any Shares in book-entry form or "street name" were transferred.

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         5. Upon completion of the sale of the Shares to the Underwriters pursuant to the terms of the Underwriting Agreement, the Custodian is authorized and directed to pay immediately to the Selling Shareholder the proceeds from the sale of the Shares net of (i) the Underwriters' discount, (ii) the Selling Shareholder's proportionate share of the costs and expenses of the Offering as set forth in Section 4 of the Underwriting Agreement, and (iii) any withholding taxes required to be withheld by the Custodian for federal income tax purposes, and after such payment the Custodian shall have no further responsibility hereunder.

         6. If the Underwriting Agreement shall not be fully executed and delivered or if it shall be terminated pursuant to its terms, or if the Shares are not purchased and paid for by the Underwriters on or before April 12, 2004, the Custodian is directed to return promptly to the Selling Shareholder (A)(i) the certificates and related stock powers deposited by it with the Custodian hereunder or (ii) if such certificates have been reissued in accordance with
Section 2 of the Underwriting Agreement, new certificates registered in such name or names as the Custodian shall have been directed, in writing, by the Selling Shareholders and (B) to direct the transfer agent, as subcustodian, to return any Shares in book-entry form or "street name" to the Selling Shareholder's account at such broker-dealer from which such Shares were transferred. Upon the return of such certificates, the Custodian shall have no further responsibility hereunder.

         7. Until payment in full for the Shares has been made by the Underwriters according to the terms of the Underwriting Agreement, the Selling Shareholder shall remain the owner of the Shares (subject to the interests of the Underwriters under the Underwriting Agreement and this Agreement) and shall have the right to vote and to receive all dividends and distributions with respect to such Shares. Until the Custodian is obligated to return the certificates deposited hereunder (or reissued certificates) pursuant to Section 6 hereof, the Selling Shareholder agrees not to give, sell, further pledge, hypothecate, otherwise transfer, or contract with respect to all or any part of the Shares, or any interests therein, except in accordance with the Underwriting Agreement.

         8. The Selling Shareholder hereby certifies that it has full right, power and authority to enter into this Agreement, the aforementioned Power of Attorney and the Underwriting Agreement, and to sell the Shares to be sold pursuant to the Underwriting Agreement, and that, except as otherwise set forth in this Agreement, at the time of delivery to the Custodian it has valid and marketable title to the Shares, free and clear of all liens, encumbrances, mortgages, pledges and charges.

         9. The Custodian's execution of this Agreement shall evidence its acknowledgment of receipt of the certificates designated on SCHEDULE I hereto and shall constitute the acceptance by the Custodian of the authorizations and duties herein contained and the agreement of the Custodian to carry out and perform its duties under this Agreement.

         10. It is understood that the Custodian is authorized to accept this Agreement and to take any and all actions hereunder as the Custodian shall, in its discretion, deem necessary or appropriate and that the Custodian assumes no responsibility or liability to the undersigned or to any person other than as provided for in this Agreement. The Custodian shall act hereunder as a custodian only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the Shares delivered to the Custodian or for the form or execution thereof, or for the identity or authority of any person executing or depositing such Shares. Except as herein expressly provided, the Custodian shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for the Custodian's gross negligence, bad faith or willful misconduct in the performance of its duties as custodian. The undersigned agrees that the Custodian may consult with counsel for the Company, and the Custodian shall have full and complete authorization and protection for any action taken by it hereunder in good faith and in accordance with the opinion of such counsel. The undersigned further agrees that the Custodian shall not be liable to the undersigned for the delegation of its duties and obligations under this Agreement, and the undersigned hereby authorizes the Custodian to delegate such duties and obligations to a subcustodian which is a financial institution reasonably selected by the Custodian or the Company's transfer agent for its Common Shares, provided the Custodian shall be solely responsible for such subcustodian's fees and expenses and for any indemnification of such subcustodian.

         11. The Custodian shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Agreement given by the Attorney-in-Fact which is not manifestly in bad faith.

         12. This Agreement may be altered or amended only in writing and with the consent of all the parties hereto.

         13. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same instrument.

         14. This Agreement for all purposes shall be governed by and construed in accordance with the laws of New York without regard to its conflicts of laws, principles or rules.

         15. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, inoperative or unenforceable as applied in any particular case or circumstance in any jurisdiction, such determination shall not affect the validity or enforceability of the remaining provisions in this Agreement in such jurisdiction or affect the validity or enforceability of such provision in any other jurisdiction.

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         IN WITNESS WHEREOF, each of the parties hereto has duly executed this
Agreement as of the date first above written.

                                               THE YALE UNIVERSITY RETIREMENT
                                               PLAN FOR STAFF EMPLOYEES

                                               By: STATE STREET BANK AND TRUST
                                                   COMPANY, as plan trustee


                                                    By: /s/ Kevin M. Sutton
                                                       -------------------------
                                                    Name:  Kevin M. Sutton
                                                    Title: Vice President


                                               Accepted as of the date hereof.

                                               ACADIA REALTY TRUST, as Custodian


                                               By:  /s/ Robert Masters
                                                  ---------------------------
                                                   Robert Masters
                                                   Senior Vice President

                                                  EXHIBIT 1--FORM OF DWAC LETTER

March __, 2004

American Stock Transfer & Trust Company
6201 -15th Avenue
Brooklyn, NY  11219

Attn:    Susan Silber
Tel:     718-921-8217
Fax:     718-236-4588

Re: Secondary Offering of Common Shares by Certain Shareholders of Acadia Realty Trust

Dear Ms. Silber:

The undersigned, as a selling shareholder in the secondary offering of common shares in Acadia Realty Trust (the "Company") scheduled to close in late March, hereby requests that American Stock Transfer & Trust Company accept a transfer into the Deposit/Withdrawal at Custodian ("DWAC") system in the amount of [TOTAL SHARES HELD] shares (the "Shares") from [BROKER'S NAME]. All or certain of the Shares are being sold by the undersigned pursuant to an underwriting agreement between the Company, certain selling shareholders named therein and Citigroup Global Markets Inc. Pursuant to a Custody Agreement between the Company and the undersigned and a Power of Attorney executed by the undersigned, the Company has been appointed custodian (the "Custodian") of the Shares with the power to effect the sale and transfer of all or certain of the Shares to the Underwriters.

Upon the acceptance requested above, please issue one or more certificates representing the Shares as follows:

                          [NAME OF SELLING SHAREHOLDER]
                        [ADDRESS OF SELLING SHAREHOLDER]
                        [SSN/EIN OF SELLING SHAREHOLDER]

Upon issuance, please retain the above certificates in your possession on behalf of the Company as the custodian under the Custody Agreement and the Power of Attorney for the upcoming offering. Further instructions with respect to the Shares and these certificates will be provided by the Custodian at a later date.

Sincerely yours,

[SELLING SHAREHOLDER]

By:
Name:
Title: